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                                                                    EXHIBIT 99.1


FOR IMMEDIATE RELEASE                                     CONTACT:  LES VAN DYKE
                                                    DIRECTOR, INVESTOR RELATIONS
                                                                  (281) 492-5370


           DIAMOND OFFSHORE DRILLING, INC. ANNOUNCES BOARD APPOINTMENT

Houston, Texas, October 15, 2004 -- Diamond Offshore Drilling, Inc. (NYSE: DO) today announced that it has appointed Vice Admiral Paul G. Gaffney II, USN (Ret.) to the Company's Board of Directors. Vice Admiral Gaffney is the president of Monmouth University. Previously, Admiral Gaffney spent 35 years in the United States Navy where he served in such postings as commander of the Navy Meteorology and Oceanography Command, the Chief of Naval Research and President of the National Defense University. Admiral Gaffney is a graduate of the U.S. Naval Academy and holds a master's in mechanical engineering (ocean) from Catholic University and an MBA from Jacksonville University.

Diamond Offshore is a leader in deep water drilling. The Company's fleet of 45 offshore drilling rigs consists of 30 semisubmersibles, 14 jack-ups and one drillship. The fleet is located in the waters of six of the world's seven continents.